Exhibit (g.3)

EXHIBIT C

to the Frontegra Funds, Inc.

Custody Agreement (Fund Names and Fees)

FUND NAMES

Separate Series of Frontegra Funds, Inc.

Name of Series	Date Added
Frontegra Columbus Core Plus Fund (Institutional Class)
Frontegra Columbus Core Plus Fund (Y Class)	-effective on or after September 4, 2007
Frontegra Columbus Core Plus Fund (Service Class)	-effective on or after December 31, 2009
Frontegra Columbus Core Fund (Institutional Class)
Frontegra Columbus Core Fund (Service Class)	-effective on or after December 31, 2009
Frontegra IronBridge Small Cap Fund
Frontegra IronBridge SMID Fund (Institutional Class)
Frontegra IronBridge SMID Fund (Y Class)	-effective on or after September 4, 2007
Frontegra Netols Small Cap Value Fund (Institutional Class)
Frontegra Netols Small Cap Value Fund (Y Class)	-effective on or after September 4, 2007
Frontegra Mastholm International Equity Fund
Frontegra Sky International Value Fund (Institutional Class)
Frontegra Sky International Value Fund (Y Class)
Frontegra Timpani Small Cap Growth Fund (Institutional Class)
Frontegra Timpani Small Cap Growth Fund (Y Class)
Frontegra IronBridge Global Focus Fund	-effective on or after September 18, 2009